                                                                   Exhibit 4-4-2

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                                   INSTRUMENT

                                       OF
                     RESIGNATION, APPOINTMENT AND ACCEPTANCE
                              --------------------

                          DATED AS OF FEBRUARY 20, 2002

                              ---------------------

                                   EXECUTED BY

                          HARRIS TRUST AND SAVINGS BANK

                           COMMONWEALTH EDISON COMPANY

                                       AND

                            BNY MIDWEST TRUST COMPANY

                           UNDER THE PROVISIONS OF THE
                    MORTGAGE OF COMMONWEALTH EDISON COMPANY,
                       DATED JULY 1, 1923, AND INDENTURES
                              SUPPLEMENTAL THERETO


                                   REFLECTING
           THE RESIGNATION OF HARRIS TRUST AND SAVINGS BANK AS TRUSTEE
                AND THE APPOINTMENT OF BNY MIDWEST TRUST COMPANY
                              AS SUCCESSOR TRUSTEE


================================================================================

     THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated as of the 20th day of February, 2002, among HARRIS TRUST AND SAVINGS BANK, a state banking corporation organized and existing under the laws of the State of Illinois (the "Resigning Trustee") having an address at 111 West Monroe Street, Chicago, Illinois 60603, COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company") having an address at 10 South Dearborn Street, 37th floor, Chicago, Illinois 60603, and BNY MIDWEST TRUST COMPANY, a trust company organized and existing under the laws of the State of Illinois (the "Successor Trustee") having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

                              W I T N E S S E T H:

     WHEREAS, the Resigning Trustee has previously indicated its intent to resign as trustee under the Mortgage dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and by subsequent supplemental indentures (the "Mortgage"); and the Company has caused notice thereof to be published as required by the provision of Section 15.06 of the Mortgage and to be given to the holders of bonds outstanding under the Mortgage as required by the provisions of Section 15.10(c) of the Mortgage; and

     WHEREAS, pursuant to an order of its Board of Directors, the Company has determined to appoint the Successor Trustee to serve as successor trustee to the Resigning Trustee under the provisions of the Mortgage; and

     WHEREAS, by this Instrument, the Resigning Trustee desires to confirm its resignation as trustee, the Company desires to confirm its appointment of the Successor Trustee as trustee, and the Successor Trustee desires to confirm its acceptance of its appointment as trustee under the provision of the Mortgage;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree and confirm as follows:

     1. The Resigning Trustee hereby confirms its resignation as Trustee (as such term is used in the Mortgage) under the Mortgage. Such resignation shall be effective as provided in Section 4 of this Instrument.

     2. The Company hereby confirms its appointment of the Successor Trustee to serve as Trustee under the Mortgage as successor to the Resigning Trustee. Such appointment shall be effective as provided in Section 4 of this Instrument.

     3. The Successor Trustee hereby confirms its acceptance of its appointment as Trustee under the Mortgage and its acceptance of the estates, authority, rights, trusts, powers, duties and obligations of the Resigning Trustee, as Trustee, under the Mortgage. Such acceptance shall be effective as provided in
Section 4 of this Instrument.

     4. The resignation referred to in Section 1, the appointment referred to in
Section 2 and the acceptance referred to in Section 3 shall be effective as of the opening of business in Chicago, Illinois on the date hereof.


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

     5. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof.


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     IN WITNESS WHEREOF, each of said parties has caused this Instrument to be executed in its name by as duly authorized representative, and its corporate seal to be hereunto affixed and attested by a duly authorized representative, as of the 20th day of February, 2002.

                                                   HARRIS TRUST AND SAVINGS BANK



                                                   By:

                                                            J. Bartolini
(CORPORATE SEAL)                                            Vice President
ATTEST:

         C. Potter
         Assistant Secretary

                                                   COMMONWEALTH EDISON COMPANY



                                                   By:

                                                            J. Barry Mitchell
                                                            Vice President and
                                                            Treasurer

(CORPORATE SEAL)
ATTEST:

         Scott N. Peters
         Assistant Secretary
                                                   BNY MIDWEST  TRUST COMPANY



                                                   By:

                                                            J. Bartolini
(CORPORATE SEAL)                                            Vice President
ATTEST:

         C. Potter
         Assistant Secretary


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STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )



     I, LINDA ELLEN GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARTOLINI, a Vice President of Harris Trust and Savings Bank, an Illinois state banking corporation, one of the parties described in and which executed the foregoing instrument, and C. POTTER, an Assistant Secretary of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and Assistant Secretary, respectively, of said bank, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said bank, and as the free and voluntary act of said bank, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 20th day of February, A.D. 2002.





                                                     Linda Ellen Garcia
                                                     Notary Public







(NOTARIAL SEAL)


My Commission expires September 23, 2002.


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




STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )



     I, MARY L. KWILOS, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARRY MITCHELL, Vice President and Treasurer of Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument, and SCOTT N. PETERS, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and an Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 20th day of February, A.D. 2002.





                                                     Mary L. Kwilos
                                                     Notary Public







(NOTARIAL SEAL)


My Commission expires October 26, 2005



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



STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )



     I, LINDA ELLEN GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARTOLINI, a Vice President of BNY Midwest Trust Company, a trust company organized and existing under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument, and C. POTTER, an Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 20th day of February, A.D. 2002.





                                                     Linda Ellen Garcia
                                                     Notary Public








(NOTARIAL SEAL)


My Commission expires September 23, 2002.




                                       7
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                                   EXHIBIT A

                               LEGAL DESCRIPTIONS


                                 See attached.






                                       8
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                              NOTICE TO THE HOLDERS
                                       OF
                           COMMONWEALTH EDISON COMPANY
                              FIRST MORTGAGE BONDS



Notice is hereby given pursuant to the Mortgage dated July 1, 1923 of Commonwealth Edison Company (the "Company") to Harris Trust and Savings Bank, as trustee (the "Trustee") and D.G. Donovan, as co-trustee, as amended and supplemented, that the Trustee is resigning as Trustee under the Mortgage and the Company has appointed BNY Midwest Trust Company as successor Trustee. The resignation of Harris Trust and Savings Bank as Trustee and the appointment of BNY Midwest Trust Company as successor Trustee, will be effective February 20, 2002.

On and after February 20, 2002, BNY Midwest Trust Company will take over the duties of Trustee, Registrar and Paying Agent. any inquires concerning these functions should be directed to BNY Midwest Trust Company as the address provided below:

                                            BNY Midwest Trust Company
                                            Attn: Corporate Trust Operations
                                            2 North LaSalle Street - Suite 1020
                                            Chicago, Illinois  60602

THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. NO ACTION IS REQUIRED TO BE TAKEN BY THE BONDHOLDERS.



Dated February 20, 2002.




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